EXHIBIT 99.1

duostech	FOR IMMEDIATE RELEASE

Duos Technologies Group Reports Second Quarter and Six Month 2019 Results

Company Generates Record First Half Growth Despite Near-Term Delays; Confirms Confidence in Achieving Full-Year Guidance Projections

Jacksonville, FL/ Accesswire / August 14, 2019 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (OTCQX: DUOT), a provider of intelligent security analytical technology solutions, reported financial results for the second quarter and six months ended June 30, 2019.

Second Quarter 2019 and Recent Operational Highlights

•

Awarded $2.3 million contract with a Class 1 freight railroad to replace an earlier generation system with the Company’s latest version of its Rail Inspection Portal (rip®).

•

Secured $1.1 million contract extension renewing its maintenance and support agreement with a long-time customer of its rip® technology to provide a two-year service extension.

•

Received a purchase order from Chicago Metra to install an automated pantograph inspection system (apis®) spanning four tracks that will capture high-resolution digital video imagery of critical pantographs.

•

Launched apis3D, the Company’s next generation automated pantograph inspection system, which is expected to accelerate the transit/rail industry’s ongoing transition to automated inspection systems.

•

Launched next-generation automated logistics information system (alis™), which now includes artificial intelligence (AI) capabilities, enabling automation of critical gatehouse processing for trucks entering or exiting distribution centers.

•

Company’s new AI and deep learning-focused subsidiary truevue360™ has fully staffed and onboarded its development team and has completed the platform development. The Company anticipates initial revenue recognition from this business to begin in the second half of 2019 with significant growth projected for 2020.

•

Added special unit for AI-focused model training, consisting of 27 algorithm-truthing engineers.

•

Strengthened leadership and increased financial and industry experience of the Company’s Board of Directors through the appointment of Ned Mavrommatis as an Independent Director, who will serve as co-chair of the Audit committee.

•

Officially graduated to the OTCQX® Best Market, an upgrade from OTCQB® Venture Market, effective June 19, 2019.

•

Officially became a Morningstar-covered company, effective June 19, 2019.

•

Hosted a number of rail industry experts and leaders as part of its two-day 2019 Rail Solutions Summit, which was focused on discussions into the impact AI and machine learning will have on the rail industry.

•

Joined other railroad industry leaders and experts in presenting the Company’s solutions to policymakers at both RailxTech 2019 and the 2019 Railroad Day on Capitol Hill.

•

Added key technical, development and project management staff and increased headcount to 61 at quarter end.

•

Participated in a major client’s annual shareholder meeting and provided a live demonstration of the Rail Inspection Portal rip® recently installed in Canada.

•

Company re-affirms full year revenue guidance of $14-$15 million with second quarter results an indication of the seasonal nature of the company’s project business.

Second Quarter 2019 Financial Results

Total revenue decreased 58% to $1.35 million from $3.24 million in the same quarterly period last year due to several shifts in timing of projects dictated by customer construction delays. While these delays may impact the projects revenue portion for the quarter, they are not expected to have any material impact for the full year.

Gross profit decreased 86% to $174,000 (13.0% of total revenue) from $1.26 million (38.8% of total revenue) in the same quarterly period last year. The decrease in gross profit and gross profit as a percentage of revenue was mainly the result of a difference in timing between the Company’s significant increase in staffing related to future project implementation in the quarter which was not offset due to certain customer delays. The requirement for additional staffing is in anticipation of a significantly greater number of projects expected to be awarded over the next 18 months.

Operating expenses increased 13% to $2.12 million from $1.89 million in the same quarterly period last year. The increase in operating expenses was primarily due to an increase in resources related to the Company’s anticipated growth. Selling and marketing expenses increased in line with the Company’s investment in resources to support that growth. There was no measurable increase in salaries, wages and contract labor during the period, and research and development expenses outside of labor costs decreased.

Net loss totaled $1.95 million, an increase from net loss of $634,000 in the same quarter a year-ago. The increase in net loss was primarily attributable to the decrease in project revenue previously mentioned and an increase in staffing.

Six Month 2019 Financial Results

Total revenue increased 30% to $5.70 million from $4.39 million in the same period last year. The increase in total revenue was driven by the strength of the projects portion of the Company’s business as well as increases in revenue in all areas of the Company’s business sectors in the first quarter of 2019, which was offset by delays involving certain customers during the second quarter of 2019 mentioned above.

Gross profit increased 33% to $2.31 million (40.5% of total revenue) from $1.73 million (39.5% of total revenue) in the same period last year. The increase in gross profit was mainly the result of the increase in project revenue and the positive effect of revenue increases from new projects with a lower relative overall growth in associated costs, which was offset by a difference in timing between the Company’s significant increase in staffing and certain customer delays for project implementation, both mentioned previously. Gross profit as a percentage of revenue also improved as a result of actions the Company has taken to streamline its operations.

Operating expenses increased 36% to $4.21 million from $3.10 million in the same period last year. The increase in operating expenses was primarily due to increased staffing in both operating subsidiaries, i.e. Duos Technologies, Inc. as well as truevue360™,  and additional contract expenses related to the increase in revenues. Selling and marketing expenses, research and development, and other general and administrative costs increased in line with the Company’s investment in resources to grow the business.

Net loss totaled $1.91 million, an increase from net loss of $1.38 million in the same period a year-ago. The increase in net loss was primarily attributable to the decrease in project revenue, previously mentioned, occurring in the second quarter of 2019.

Financial Outlook

For the fiscal year ending December 31, 2019, the Company expects total revenue to be between $14.0 million and $15.0 million, which would represent an approximate 16% to 25% increase over 2018. The Company’s guidance is based on contracts in backlog and near-term pending orders that are already performing or scheduled to be executed in or before the fourth quarter of 2019. Management also anticipates securing additional awards in 2019.

Management Commentary

“In the second quarter, we continued to make positive, incremental progress in our long-term development roadmap, but we did also experience order and implementation delays, which impacted our near-term financial performance,” said Duos Chairman and CEO Gianni Arcaini. “Given this lag in revenue recognition during Q2, we also encountered timing-related discrepancies, which temporarily skewed the representation of our spending relative to our results. More specifically, we significantly increased our staffing and continued to build out the necessary infrastructure to support the scaled growth we’re anticipating through the end of this year and beyond. Despite the quarterly contraction, year-to-date our results have handily outpaced last year’s performance, most notably in our 30% topline increase and 33% improvement in gross profit. Furthermore, we now have additional visibility within our current quarter which gives us a high degree of confidence in finalizing these outstanding deals, as well as others within our pipeline, prior to the end of year. Going forward, remain on track to achieve our annual projections.

“Operationally, we continue to win new business and expand relationships with our existing blue-chip customers. During the quarter we were awarded a contract with Chicago Metra to provide our Automated Pantograph Inspection System at four of their tracks and also secured a $1.1 million service contract extension with a current Rail Inspection Portal customer. Our plan going forward is to continue building out our product roadmap, which is focused on our immediate and adjacent markets, with the goal of generating additional, higher-margin revenue streams to improve the predictability, and profitability, of our operations. More specifically, our truevue360TM artificial intelligence and deep learning platform is now fully operational with our staff fully onboarded, and we look forward to generating incremental revenue in the second half of this year with more significant growth expected in 2020.”

Conference Call

The Company’s management will host a conference call today, Wednesday, August 14, 2019 at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results, followed by a question and answer period.

Date: Wednesday, August 14, 2019

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

U.S. dial-in: (888) 339-2688

International dial-in: (617) 847-3007

Passcode: 46268595

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcasted live via telephone and available for online replay via the investor section of the Company's website here.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (OTCQX:DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., provides advanced, analytical technology solutions with a strong portfolio of intellectual property. The Company’s core competencies include intelligent technologies that combine machine learning, artificial intelligence and advanced video analytics that are delivered through its proprietary integrated enterprise command and control centraco® platform. The Company provides its broad range of technology solutions with an emphasis on mission critical security, inspection and operations within the rail transportation, retail, petrochemical, government, and banking sectors. Duos Technologies also offers professional and consulting services for large data centers. For more information, visit www.duostech.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Duos Technologies Group, Inc.’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Duos’ Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Duos’ filings with the SEC.

Contacts:
Corporate Tracie Hutchins Duos Technologies Group, Inc. (904) 652-1601 tlh@duostech.com Investor Relations Matt Glover or Tom Colton Gateway Investor Relations (949) 574-3860 DUOT@GatewayIR.com

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

REVENUES:
Project	$984,991	$2,940,992	$4,903,429	$3,785,706
Maintenance and technical support	280,601	252,447	602,075	509,893
IT asset management services	80,213	46,617	192,382	92,386

Total Revenues	1,345,805	3,240,056	5,697,886	4,387,985

COST OF REVENUES:
Project	967,649	1,846,871	3,060,643	2,394,670
Maintenance and technical support	156,341	108,193	261,665	211,516
IT asset management services	47,415	27,751	70,334	47,989

Total Cost of Revenues	1,171,405	1,982,815	3,392,642	2,654,175

GROSS PROFIT	174,400	1,257,241	2,305,244	1,733,810

OPERATING EXPENSES:
Selling and marketing expenses	128,506	74,403	238,122	115,624
Salaries, wages and contract labor	1,338,302	1,315,240	2,607,081	2,081,111
Research and development	118,435	143,081	231,129	278,361
Professional fees	17,054	59,937	144,973	123,801
General and administrative expenses	521,268	295,141	986,655	504,976

Total Operating Expenses	2,123,565	1,887,802	4,207,960	3,103,873

LOSS FROM OPERATIONS	(1,949,165)	(630,561)	(1,902,716)	(1,370,063)

OTHER INCOME (EXPENSES):
Interest Expense	(3,692)	(4,438)	(6,313)	(10,166)
Gain on settlement of debt	—	—	—	—
Warrant derivative gain	—	—	—	—
Other income, net	3,066	636	3,407	2,762

Total Other Income (Expense)	(626)	(3,802)	(2,906)	(7,404)

NET LOSS	(1,949,791)	(634,363)	(1,905,622)	(1,377,467)

Net loss applicable to common stock	$(1,949,791)	$(634,363)	$(1,905,622)	$(1,377,467)

Basic & Diluted Net Loss Per Share	$(0.08)	$(0.03)	$(0.08)	$(0.07)

Weighted Average Shares-Basic & Diluted	25,041,232	20,707,153	23,316,146	20,706,712

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$280,684	$1,209,301
Accounts receivable, net	1,841,778	1,538,793
Contract assets	304,061	1,208,604
Prepaid expenses and other current assets	366,591	235,198

Total Current Assets	2,793,114	4,191,896

Property and equipment, net	353,134	204,226
Operating lease right of use asset	565,926	—

OTHER ASSETS:
Software Development Costs, net	30,000	40,000
Patents and trademarks, net	54,187	53,871
Total Other Assets	84,187	93,871

TOTAL ASSETS	$3,796,361	$4,489,993

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$897,246	$1,416,716
Accounts payable - related parties	13,473	13,473
Notes payable - financing agreements	125,029	48,330
Line of credit	28,704	31,201
Payroll taxes payable	120,964	317,573
Accrued expenses	237,999	222,328
Current portion-operating lease obligations	237,470	—
Contract liabilities	1,078,633	2,248,829
Deferred revenue	597,516	362,528
Total Current Liabilities	3,337,034	4,660,978

Operating lease obligations	354,932	—

Total Liabilities	3,691,966	4,660,978

Commitments and Contingencies (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,485,000 shares available to be designated
Series A redeemable convertible cumulative preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at June 30, 2019 and December 31, 2018, convertible into common stock at $6.30 per share	—	—
Series B convertible cumulative preferred stock, $1,000 stated value per share, 15,000 shares designated; 2,830 issued and outstanding at June 30, 2019 and December 31, 2018, convertible into common stock at $0.50 per share	2,830,000	2,830,000
Common stock: $0.001 par value; 500,000,000 shares authorized, 25,155,224 and 21,082,351 shares issued, 25,147,231 and 21,075,958 shares outstanding at June 30, 2019 and December 31, 2018, respectively	25,155	21,082
Additional paid-in capital	29,575,305	27,397,225
Total stock & paid-in-capital	32,430,460	30,248,307
Accumulated deficit	(32,175,455)	(30,269,833)
Sub-total	255,005	(21,526)
Less: Treasury stock (7,992 and 6,393 shares of common stock at June 30, 2019 and December 31, 2018, respectively)	(150,610)	(149,459)
Total Stockholders' Equity (Deficit)	104,395	(170,985)

Total Liabilities and Stockholders' Equity (Deficit)	$3,796,361	$4,489,993

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2019	2018

Cash from operating activities:
Net loss	$(1,905,622)	$(1,377,467)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	87,325	43,714
Stock based compensation	28,134	403,070
Changes in assets and liabilities:
Accounts receivable	(302,986)	(453,476)
Contract assets	904,543	83,872
Prepaid expenses and other current assets	86,411	(150,340)
Operating lease right of use asset	(565,926)	—
Accounts payable	(519,468)	351,832
Related payable-related party	—	2,000
Payroll taxes payable	(196,609)	28,942
Accrued expenses	15,671	(54,781)
Operating lease obligation	592,402	—
Contract liabilities	(1,170,197)	1,568,554
Deferred revenue	234,988	(250,175)

Net cash (used in) provided by operating activities	(2,711,334)	195,745

Cash flows from investing activities:
Software development costs	—	(60,000)
Purchase of patents/trademarks	(3,000)	(1,000)
Purchase of fixed assets	(223,549)	(134,814)

Net cash used in investing activities	(226,549)	(195,814)

Cash flows from financing activities:
Repurchase of common stock	(1,151)	—
Repayments of line of credit	(2,497)	(1,305)
Repayments of related party notes	—	(48,215)
Issuance cost	(10,000)	—
Repayments of insurance and equipment financing	(141,105)	(138,633)
Proceeds from warrants exercised	2,164,019	—

Net cash provided by (used in) financing activities	2,009,266	(188,153)

Net decrease in cash	(928,617)	(188,222)
Cash, beginning of period	1,209,301	1,941,818
Cash, end of period	$280,684	$1,753,596

Supplemental Disclosure of Cash Flow Information:
Interest paid	$4,109	$5,327

Supplemental Non-Cash Investing and Financing Activities:
Common stock issued for accrued BOD fees	$—	$73,708
Note issued for financing of insurance premiums	$217,804	$198,548